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EVEREST RE GROUP,

LTD.
Seon Place, 141 Front Street, 4
th

Floor, Hamilton HM 19, Bermuda
Contacts:
Media: Dawn Lauer

Investors: Jon Levenson
Chief Communications Officer

Head of Investor Relations
Everest Global Services, Inc.

Everest Global Services, Inc.
908.300.7670

908.604.3169
Everest Extends Employment Agreement with President and CEO Juan C. Andrade
HAMILTON,

Bermuda

–

December

17,

2021

–

Everest

Re

Group,

Ltd.

(“Everest”

or

the

“Company”)
(NYSE: RE),

a leading

global provider

of reinsurance

and insurance

solutions, and

its Board

of Directors

(the

“Board”)

today

announced

the

extension

of

President

and

CEO

Juan

C.

Andrade’s

employment
agreement through the end of 2023 with automatic annual extensions following this term.
“In the past 24 months as

Everest’s CEO, Juan has

made exceptional progress positioning the company for
long-term profitable

growth,” said

Joseph V.

Taranto,

Everest Chairman.

“On behalf

of the

entire Board,
we

have

the

utmost

confidence

in

Juan’s

ability

to

lead

Everest

through

its

next

phase

of

evolution

and
success.”

"I am

honored to

continue leading

Everest into

the future

alongside a

world-class management

team and
with the

ongoing support

of our

Board of

Directors,” said

Juan C.

Andrade, President

& CEO.

“Together
with

our

outstanding

team

around

the

world,

we

are

profitably

growing

our

Company.

I

am

excited

to
advance Everest’s

strategic growth

agenda to

deliver even

greater value

for our

shareholders and

clients,
while fostering a vibrant and inclusive culture for our employees.”

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is

a leading global provider of reinsurance

and insurance, operating for
close

to

50

years

through

subsidiaries

in

the

U.S.,

Europe,

Singapore,

Canada,

Bermuda

and

other
territories.

Everest offers

property,

casualty,

and specialty

products through

its various

operating affiliates

located in
key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional

information

about

Everest,

our

people,

and

our

products

can

be

found

on

our

website

at
www.everestre.com